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                                                                   Exhibit (m)


                        NATIONWIDE SEPARATE ACCOUNT TRUST


                                 RULE 18f-3 PLAN
                       (Amended Effective June ___, 2001)


WHEREAS, Nationwide Separate Account Trust, a Massachusetts business trust (the "Trust"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the following have been designated as the series and classes of the
Trust:

                  SERIES                                                                               CLASSES
                  ------                                                                               -------

Total Return Fund                                                                              Class I, Class II
Capital Appreciation Fund                                                                                Class I
Government Bond                                                                                          Class I
Money Market Fund                                                                                        Class I
Nationwide Small Company Fund                                                                  Class I, Class II
J.P. Morgan NSAT Balanced Fund                                                                           Class I
Federated NSAT Equity Income Fund                                                                        Class I
Nationwide Global 50 Fund                                                                                Class I
Federated NSAT High Income Bond Fund                                                                     Class I
MAS NSAT Multi Sector Bond Fund                                                                          Class I
Nationwide Small Cap Value Fund                                                                          Class I
Dreyfus NSAT Mid Cap Index Fund                                                                          Class I
Nationwide Small Cap Growth Fund                                                               Class I, Class II
Strong NSAT Mid Cap Growth Fund                                                                          Class I
Turner NSAT Growth Focus Fund                                                                  Class I, Class II
Gartmore NSAT Millennium Growth Fund                                                           Class I, Class II
Gartmore NSAT Global Technology and Communications Fund                                        Class I, Class II
Gartmore NSAT Global Health Sciences Fund                                                      Class I, Class II
Gartmore NSAT Emerging Markets Fund(1)                                                         Class I, Class II
Gartmore NSAT International Growth Fund(1)                                                     Class I, Class II
Gartmore NSAT Global Leaders Fund(1)                                                                     Class I
Gartmore NSAT European Leaders Fund(1)                                                         Class I, Class II
Gartmore NSAT Global Small Companies Fund(1)                                                             Class I
Gartmore NSAT OTC Fund(1)                                                                                Class I
Gartmore NSAT Asia Pacific Leaders Fund(1)                                                     Class I, Class II
Gartmore NSAT U.S. Leaders Fund                                                                Class I, Class II
Gartmore NSAT Global Financial Services Fund(1)                                                Class I, Class II
Gartmore NSAT Global Utilities Fund(1)                                                         Class I, Class II
Nationwide NSAT Investor Destination Aggressive Fund                                           Class I, Class II
Nationwide NSAT Investor Destination Moderately Aggressive Fund                                Class I, Class II
Nationwide NSAT Investor Destination Moderate Fund                                             Class I, Class II
Nationwide NSAT Investor Destination Moderately Conservative Fund                              Class I, Class II
Nationwide NSAT Investor Destination Conservative Fund                                         Class I, Class II

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1  Each of these Funds is a "VGAMT-advised Fund."


WHEREAS, Villanova Mutual Fund Capital Trust ("VMF") serves as investment adviser for each of the series except for the VGAMT-advised Funds;

WHEREAS, Villanova Global Asset Management Trust ("VGAMT") serves as investment adviser for each of the VGAMT-advised Funds listed above;

WHEREAS, Villanova Distribution Services, Inc. ("VDSI") will serve as underwriter as soon as the Underwriting Agreement is transferred to VDSI, but no earlier than May 1, 2001, and Nationwide Advisory Services, Inc. will serve as underwriter beginning May 1, 2001, if necessary, until VDSI become underwrite, and Villanova SA Capital Trust serves as fund administrator for the series of the Trust;

WHEREAS, the Trust has adopted a Distribution Plan ("12b-1 Plan") under Rule 12b-1 of the 1940 Act providing for:

(1) in the case of Class II shares of the Funds, fees of not more than 0.25% per annum of average net assets;

WHEREAS, the Trust has adopted an Administrative Services Plan providing for fees of not more than 0.25% per annum of average net assets for all the Shares of the Funds;

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Rule 18f-3 Plan as follows:

1. Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below. The only differences among the various classes of shares of the series of the Trust will relate solely to (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such class; and (b) different administrative service fees associated with any Administrative Services Plan; (c) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class; (ii) printing and postage



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     expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class; and (viii) shareholder meeting costs that relate to a specific class; (d) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (e) conversion features; (f) exchange privileges; and (g) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

2. Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof. All such expenses will be allocated among series based upon the relative aggregate net assets of such series. Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be borne by each class of such series on the basis of the total shares outstanding of the classes if such series does not pay daily dividends and if the series does pay daily dividends on the basis of the Settled Shares Method (as described in Rule 18f-3(c)(iii)). Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

     A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such plan or any amendment thereto); (b) any administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

3. To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust, or with money market fund shares of the Trust as described in the applicable prospectus. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.



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4.   Dividends paid by a series of the Trust as to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class.

5. Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

6. The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust's Trustees, including a majority of the Board members who are not interested persons of the Trust.

7. Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust's Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.



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